Exhibit 99
Silicon Labs Reports Third Quarter 2025 Results
Wireless IoT leader delivers sequential and year-over-year growth in sales and profitability
AUSTIN, Texas – November 4, 2025 – Silicon Labs (NASDAQ: SLAB), the leading innovator in low-power wireless, reported financial results for the third quarter, which ended October 4, 2025.
“The Silicon Labs team delivered sequential and year-over-year growth in sales and profitability driven by strong execution across our business,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Looking ahead, we remain focused on supporting new customer ramps, maintaining operational discipline, and driving continued earnings growth.”
Third Quarter Financial Highlights
•Revenue was $206 million
•Industrial & Commercial revenue for the quarter was $118 million, up 22% year-over-year
•Home & Life revenue for the quarter was $88 million, up 26% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 57.8%
•GAAP operating expenses were $131 million
•GAAP operating loss was $12 million
•GAAP diluted loss per share was $(0.30)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 58.0%
•Non-GAAP operating expenses were $109 million
•Non-GAAP operating income was $11 million
•Non-GAAP diluted earnings per share was $0.32
Business Highlights
•Announced the expansion of its strategic partnership with Global Foundries (GF) to advance next-generation, energy-efficient wireless technologies and scale U.S.-based semiconductor manufacturing. This first-of-its-kind collaboration introduces new process technology to a U.S. foundry aimed at accelerating the production of high-performance wireless solutions manufactured at GF’s advanced facility in Malta, New York, reinforcing U.S. semiconductor resilience.

•Announced the launch of the Simplicity Platform, a next-generation suite of software tools with AI augmentation to transform the speed of development for embedded IoT systems. Anchored by the release of Simplicity Studio 6 and the announced Simplicity AI SDK - Agentic AI for developers - the platform unifies installation, configuration, debugging, and analysis into an intelligent, developer-first environment bringing automation and insight to every stage of product creation.

•Hosted the 6th annual Works With developer conference series in Austin, Texas, Shenzhen, China, and Bangalore, India, bringing together business leaders, engineers, and ecosystem partners driving today’s emerging trends in wireless connectivity, security, Matter, and the role of AI in IoT. Works With continues this fall with a global virtual conference.
Business Outlook
The company expects fourth-quarter revenue to be between $200 to $215 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 62% to 64%
•GAAP operating expenses of approximately $134 million to $136 million
•GAAP diluted earnings (loss) per share between $(0.22) to $0.08
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 62% to 64%
•Non-GAAP operating expenses of approximately $110 million to $112 million
•Non-GAAP diluted earnings per share between $0.40 to $0.70
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through December 4, 2025.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com.
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; risks relating to compliance with laws and regulations; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 4, 2025	September 28, 2024	October 4, 2025	September 28, 2024
Revenues	$205,999	$166,395	$576,558	$418,137
Cost of revenues	86,980	76,082	251,653	196,172
Gross profit	119,019	90,313	324,905	221,965
Operating expenses:
Research and development	87,685	83,228	263,725	249,787
Selling, general and administrative	43,676	36,793	128,469	109,041
Operating expenses	131,361	120,021	392,194	358,828
Operating loss	(12,342)	(29,708)	(67,289)	(136,863)
Other income (expense):
Interest income and other, net	3,046	3,487	10,672	9,009
Interest expense	(226)	(278)	(761)	(1,050)
Loss before income taxes	(9,522)	(26,499)	(57,378)	(128,904)
Provision for income taxes	414	2,005	4,845	38,283
Net loss	$(9,936)	$(28,504)	$(62,223)	$(167,187)

Loss per share:
Basic	$(0.30)	$(0.88)	$(1.91)	$(5.21)
Diluted	$(0.30)	$(0.88)	$(1.91)	$(5.21)

Weighted-average common shares outstanding:
Basic	32,835	32,309	32,656	32,114
Diluted	32,835	32,309	32,656	32,114

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended October 4, 2025
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Other Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$205,999

Gross profit	119,019	57.8%	$474	$—	$—	$119,493	58.0%

Research and development	87,685	42.6%	12,149	2,295	530	72,711	35.3%

Selling, general and administrative	43,676	21.2%	7,417	—	—	36,259	17.6%

Operating expenses	131,361	63.8%	19,566	2,295	530	108,970	52.9%

Operating income (loss)	(12,342)	(6.0%)	20,040	2,295	530	10,523	5.1%

	Three Months Ended October 4, 2025
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Other Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(9,936)	$20,040	$2,295	$530	$(2,255)	$10,674

		Shares Excluded Due to Net Loss
Diluted shares outstanding	32,835	217				33,052

Diluted earnings (loss) per share	$(0.30)					$0.32
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

	Three Months Ended January 3, 2026
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	62% to 64%	—%	62% to 64%

Operating expenses	$134 to $136	$(24)	$110 to $112

Diluted earnings (loss) per share	$(0.22) to $0.08	$0.62	$0.40 to $0.70
**Non-GAAP adjustments include the following estimates: stock compensation expense of $20.9 million, intangible asset amortization of $2.3 million, other costs of $1.0 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 4, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$341,403	$281,607
Short-term investments	97,622	100,554
Accounts receivable, net	67,308	54,479
Inventories	82,190	105,639
Prepaid expenses and other current assets	64,036	59,754
Total current assets	652,559	602,033
Property and equipment, net	128,323	132,136
Goodwill	376,389	376,389
Other intangible assets, net	25,425	36,499
Other assets, net	70,371	75,617
Total assets	$1,253,067	$1,222,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,647	$42,448
Deferred revenue and returns liability	8,447	3,073
Other current liabilities	81,216	52,362
Total current liabilities	145,310	97,883
Other non-current liabilities	37,044	44,770
Total liabilities	182,354	142,653
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,853 and 32,458 shares issued and outstanding at October 4, 2025 and December 28, 2024, respectively	3	3
Additional paid-in capital	130,979	78,227
Retained earnings	939,498	1,001,721
Accumulated other comprehensive income	233	70
Total stockholders’ equity	1,070,713	1,080,021
Total liabilities and stockholders’ equity	$1,253,067	$1,222,674

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	October 4, 2025	September 28, 2024
Operating Activities
Net loss	$(62,223)	$(167,187)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	18,769	19,302
Amortization of other intangible assets	11,074	17,596
Stock-based compensation expense	59,645	45,358
Deferred income taxes	2,026	29,100
Changes in operating assets and liabilities:
Accounts receivable	(12,829)	(19,585)
Inventories	23,316	54,724
Prepaid expenses and other assets	9,080	23,091
Accounts payable	11,141	(13,849)
Other current liabilities and income taxes	29,901	(5,004)
Deferred revenue and returns liability	5,374	6,361
Other non-current liabilities	(7,916)	(13,946)
Net cash provided by (used in) operating activities	87,358	(24,039)

Investing Activities
Purchases of marketable securities	(34,790)	(28,363)
Sales of marketable securities	15,332	44,057
Maturities of marketable securities	22,598	131,008
Purchases of property and equipment	(19,942)	(7,785)
Purchase of other investment	(4,000)	—
Proceeds from sale of equity investment	—	12,382
Net cash provided by (used in) investing activities	(20,802)	151,299

Financing Activities
Payments on debt	—	(45,000)
Payment of taxes withheld for vested stock awards	(14,907)	(16,078)
Proceeds from the issuance of common stock	8,147	9,396
Net cash used in financing activities	(6,760)	(51,682)

Increase in cash and cash equivalents	59,796	75,578
Cash and cash equivalents at beginning of period	281,607	227,504
Cash and cash equivalents at end of period	$341,403	$303,082